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                                                                   EXHIBIT 10.22

                     WAIVER AGREEMENT AND AMENDMENT NO. 8 TO
               CREDIT AGREEMENT AND OTHER LOAN AND LEASE DOCUMENTS

     THIS WAIVER AGREEMENT AND AMENDMENT NO. 8 TO CREDIT AGREEMENT AND OTHER LOAN AND LEASE DOCUMENTS ("this Amendment") is dated as of September 8, 2000, by and between the BANKS listed on the signature pages hereof ("Banks"), BANK ONE, COLORADO, N.A., as Agent ("Agent"), BANC ONE LEASING CORPORATION, as Lessor ("Banc One Leasing"), ANALYTICAL SURVEYS, INC., as Borrower and Lessee ("Borrower"), MSE CORPORATION, an Indiana corporation, as Guarantor and lease guarantor ("MSE"), ASI LANDMARK, INC., a Colorado corporation, as Guarantor and lease guarantor ("Landmark"), ASI OF PUERTO RICO, INC., a Puerto Rico corporation, as Guarantor ("Puerto Rico"), MSE HOLDING COMPANY, an Indiana corporation, as Guarantor ("MSE Holding"), MSE LLC, an Indiana limited liability company, as Guarantor ("MSE LLC"), CARTOTECH, INC., a Texas corporation, as lease guarantor ("Cartotech"), INTELLIGRAPHICS INTERNATIONAL, INC. ALSO KNOWN AS ASI TECHNOLOGIES (INTELLIGRAPHICS), a Wisconsin corporation, as lease guarantor ("Intelligraphics"), and SURVEY HOLDINGS, INC., a Texas corporation, as Guarantor and lease guarantor ("Holdings" which together with MSE, Landmark, Puerto Rico, MSE Holding, MSE LLC, Cartotech, Intelligraphics and Holdings may be collectively referred to as "Guarantors");

                                   WITNESSETH:

     WHEREAS, Borrower, Banks and Agent are parties to a Credit Agreement dated as of June 3, 1998, as amended by Amendment No. 1 through Amendment No. 5, Waiver Agreement and Amendment No. 6 to Credit Agreement and Other Loan and Lease Documents and Waiver Agreement and Amendment No. 7 to Credit Agreement and Other Loan and Lease Documents (as so amended, the "Credit Agreement");

     WHEREAS, Borrower and Banc One Leasing are parties to a Master Lease Agreement dated June 8, 1993 (the "Master Lease") and various lease schedules pursuant thereto (the Master Lease together with all leases and lease schedules executed and delivered by Borrower to Banc One Leasing under the Master Lease may be referred to as the "Leases" and any of which may be referred to individually by the words "Lease No." and its lease schedule number, such as Lease No. 1-94447);

     WHEREAS, pursuant to the Credit Agreement, Banks have extended to Borrower the following secured credit facilities (i) revolving lines of credit, as provided in Section 2.1 of the Credit Agreement (collectively, the "Revolving Loan") and (ii) term loans (collectively, the "Term Loan") as follows:


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     (a)  Revolving Loans Commitment:

          (i)    National City          $ 1,213,592.25
          (ii)   KeyBank                $ 1,213,592.25
          (iii)  Fifth Third            $ 2,427,184.50
          (iv)   Bank One               $ 2,645,631.00

     (b)  Term Loan Principal Balances as of September 8, 2000:

          (i)    National City          $ 2,613,268.63
          (ii)   KeyBank                $ 2,613,268.63
          (iii)  Fifth Third            $ 5,226,537.28
          (iv)   Bank One               $ 5,696,925.46

     WHEREAS, to secure the Obligations, Borrower executed and delivered to the Agent, among other things, a Security Agreement and Assignment dated as of June 3, 1998 (as amended to date, the "Security Agreement"); and a Pledge and Security Agreement dated as of June 3, 1998, as amended by Amendment No. 1 to Pledge and Security Agreement dated June 26, 1998 (the "Pledge Agreement");

     WHEREAS, to further secure the Obligations, MSE, MSE Holdings, MSE LLC, Landmark, and Puerto Rico each executed and delivered to Agent a Guaranty of the Obligations;

     WHEREAS, to secure each of their respective Guaranties and to further secure the Obligations, MSE, MSE Holdings, MSE LLC, Landmark, and Puerto Rico each executed and delivered to Agent a Security Agreement and Assignment;

     WHEREAS, to further secure the Leases, MSE, Landmark, Holdings, Cartotech and Intelligraphics each executed and delivered to Banc One Leasing a guaranty of the Leases;

     WHEREAS, Borrower and Guarantors desire that Banks extend the maturity of the Revolving Loans, modify the payment dates of certain of the Obligations, waive all identified existing Events of Default and Defaults, and modify certain terms of the Credit Agreement;

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements contained herein and the acts to be performed hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties, the parties hereby jointly and severally agree as follows:

     1. Incorporation of Recitals/Definitions. The foregoing recitals and definitions set forth above are incorporated herein and made a part hereof. Terms which are defined in the Credit Agreement and which are not otherwise defined in this Amendment shall have the meanings ascribed to them in the Credit Agreement.

     2.   Waiver.

          (a) Acknowledgment of Default. Borrower and Guarantors acknowledge that Borrower, as of the date of this Amendment, is not in compliance with the financial covenants set forth in Sections 5.2(a)(i) and 5.2(a)(ii) of the Credit Agreement and Section 18 of the Master Lease, and that each such non-compliance, until and except as waived by the Banks and Banc One Leasing, constitutes an Event of Default under the Credit Agreement (all such non-compliance being collectively referred to as the "Financial Covenant Defaults").


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          (b)  Waiver. Banks and Banc One Leasing hereby waive the Financial
     Covenant Defaults, all such waivers being effective through October 1, 2001 (or such later date as may hereafter be agreed to in writing by Banks). The Banks and Banc One Leasing also hereby waive, effective through October 1, 2001, compliance by Borrower with Sections 5.2(a)(i) and (ii) of the Credit Agreement and Section 18 of the Master Lease. Banc One Leasing hereby waives, effective through October 1, 2001, any default or event of default by reason of the Financial Covenant Defaults and the Monetary Defaults.

          (c) Effect of Extension and Waiver. The extension and waivers granted pursuant to Subsection (b) of this Section 2 are not and shall not be deemed to be a waiver by Banks or Banc One Leasing of any other Defaults or Events of Default which may now or hereafter exist.

     3.   Amendments to Credit Agreement.

          (a) The following new definitions are inserted in Section 1.1 of the Credit Agreement such that all definitions therein are in alphabetical order:

               "Eighth Amendment" means the Waiver Agreement and Amendment No. 8 to Credit Agreement and Other Loan and Lease Documents, dated as of September 8, 2000, by and between Borrower, certain Subsidiaries or Affiliates of Borrower, Banc One Leasing Corporation, Banks and Agent.

               "Eligible Retainage" means that portion of Eligible Accounts Receivable of the Borrower and the Guarantors payment of which is withheld by an account debtor as security for Borrower's or such Guarantor's performance pending completion of the contract giving rise to said Eligible Account Receivable, payment of which is not in dispute, which are subject to a first and prior Lien in favor of the Agent on behalf of the Banks pursuant to the Collateral Documents (reduced by the amount of any refund, rebate, allowance, discount or other concession to the account debtor in connection therewith).

          (b) The definition of Eligible Account Receivable in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

               "Eligible Account Receivable" means all Accounts Receivable of the Borrower and the Guarantors which are subject to a first and prior Lien in favor of the Agent on behalf of the Banks pursuant to the Collateral Documents (reduced by the amount of any refund, rebate, allowance, discount or other concession to the account debtor in connection therewith) except for the following:

               (a) Accounts Receivable with respect to which the account debtor is an Affiliate of the Borrower or any Guarantor, or a director, officer, employee or agent of the Borrower or any Guarantor;

               (b) Accounts Receivable by reason of which the payment of the account debtor may be conditional;

               (c) Accounts Receivable which are subject to dispute, counterclaim or setoff;

               (d) Accounts Receivable from account debtors whose financial condition or creditworthiness of such account debtor is unacceptable under the credit policy of the Borrower, which credit policy shall be consistent with prudent industry practice;


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               (e)  Accounts Receivable which are more than 90 days past the invoice date and more than 45 days after the date of acceptance by Borrower's or any Guarantor's account debtors of the work represented by such Accounts Receivable;

               (f) Account Receivable owing from a single account debtor if more than Twenty-five percent (25%) of its Accounts Receivable with the Borrower and all Guarantors is more than 90 days past the invoice date and more than 45 days after the date of acceptance by Borrower's or any Guarantor's account debtors of the work represented by such Accounts Receivable;

               (g) Accounts Receivable from account debtors which do not maintain their principal place of business in the United States, unless they are supported by an irrevocable letter of credit from a banking institution in the United States acceptable to the Agent in its sole discretion;

               (h) Accounts Receivable from an account debtor which has filed, or which has had filed against it, and is pending, a petition in bankruptcy or an application for relief under any provision of any state or federal bankruptcy, insolvency or debtor-relief statute; or which has had appointed, and continues to be appointed, a trustee, custodian or receiver for the assets of such account debtor; or which has made, and is pending, an assignment for the benefit of creditors or has become, and remains, insolvent or has failed, and continues to fail, generally to pay its debts (including its employee payroll) as such debts become due; and

               (i) Accounts Receivable which are not subject to a Lien in favor of the Agent, or which are subject to a Lien in favor of a Person other than the Agent, whether or not such Lien is junior to the Lien of the Agent other than Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or which are being contested in good faith and with due diligence and with respect to which adequate reserves, determined in the reasonable discretion of the Agent, have been established and Liens which do not materially and adversely affect the Banks' rights and interests in such Accounts Receivable, the Collateral, or the collectibility of the Accounts Receivable.

          (c) Revolving Loans Scheduled Maturity Date. The definition of Revolving Loans Scheduled Maturity Date in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

               "Revolving Loans Scheduled Maturity Date" means September 1,
          2001.

          (d) Revolving Note. The definition of Revolving Note in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

               "Revolving Note" means the promissory notes in the aggregate principal amount of $7,500,000 made by the Borrower and payable to the order of the Banks, substantially in the form of Exhibit A-1 hereto, as the same may be supplemented, modified, amended or restated from time to time in the manner provided herein.


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          (e)  Term Loan Scheduled Maturity Date. The definition of Term Loan
     Scheduled Maturity Date in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

               "Term Loan Scheduled Maturity Date" means October 1, 2001.

          (f) Restructure of Term Loan Payment. Section 2.6(b) is hereby amended in its entirety to read as follows:

               (b) Installment Payments of Term Loan The Borrower will repay the Term Loan in quarterly installment payments of principal in the sum of One Million Two Hundred Twenty-Five Thousand Dollars ($1,225,000.00) each, commencing on January 1, 2001, and on the first day of each quarter thereafter. On October 1, 2001, the Term Loan and all accrued interest thereon shall be due and payable in full. This Section 2.6(b) supersedes Section 2(b) of the Seventh Amendment.

          (g) Mandatory Prepayments. Section 2.6(d) of the Credit Agreement is hereby amended in its entirety to read as follows:

               (d) Mandatory Repayment Notwithstanding any provision of this Agreement to contrary:

                    (i) The Borrower will repay the Loans in full on demand upon the acceleration of the due date of any of the Loans by the Agent pursuant to Article VI hereof.

                    (ii) The Borrower shall pay to the Agent Net Proceeds within not more than five (5) Business Days after the Borrower shall receive Net Proceeds from (x) Dispositions, (y) any equity securities issuance or sale or (z) insurance recoveries and condemnation and eminent domain awards. Collateral shall be released from the liens of the Collateral Documents upon any Disposition of such Collateral, provided that (i) no Event of Default has occurred and (ii) the Borrower shall have made the mandatory repayment required under the terms of this Section 2.6.

                    (iii) The Borrower shall, upon demand by Agent, pay to the Agent as a principal reduction of the Revolving Loan the amount by which the principal balance then outstanding on the Revolving Loan at any time exceeds the Borrowing Base.

                    (iv) The Borrower shall, upon demand by Agent, pay to the Agent as a principal reduction of the Revolving Loan the amount by which the principal balance of the Loans then outstanding exceed the sum of: (x) the Borrowing Base; plus
                    (y) an amount equal to ninety percent (90.0%) of Borrower's Unbilled Revenues.

                    (v) In addition to all other payments required to be paid under the terms of this Agreement (except the payment of proceeds of Tax Refunds, as hereinafter provided), the Borrower shall pay to Agent as a principal payment on the Term Loan, to be applied in the inverse order of maturity:
                    (x) on or before November 30, 2000, the sum of One Million Two Hundred Twenty-Five Thousand Dollars ($1,225,000.00) less the


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                    proceeds of any Tax Refunds attributable to State income tax returns received by the Agent as a principal payment on the Term Loan on or before such date but after the effective date of the Eighth Amendment; (y) on or before January 1, 2001, the sum of Four Million Dollars ($4,000,000.00) reduced by the proceeds of any equity securities issuance or sale received by Agent after the date of the Eighth
                    Amendment pursuant to Section 2.6(d)(ii) hereof; and (z) on or before April 30, 2001, the sum of Two Million Four
                    Hundred Fifty Thousand Dollars ($2,450,000.00) less the Proceeds of any Tax Refunds attributable to Federal income tax returns received by the Agent as a principal payment on the Term Loan on or before such date but after the effective date of the Eighth Amendment.

          (h) Borrowing Base. Section 2.15(b) of the Credit Agreement is hereby amended to read as follows:

               (b) For purposes of this Agreement, the term "Borrowing Base" shall mean a dollar amount equal to the sum of: (i) seventy-five percent (75%) of Eligible Accounts Receivable which are less than 90 days past the invoice date; plus (ii) fifty percent (50%) of Eligible Retainage; plus (iii) fifty percent (50%) of Eligible Accounts Receivable which are more than 90 days past the invoice date but not more than 45 days after the date of acceptance by Borrower's or any Guarantor's account debtors of the work represented by such Accounts Receivable.

          (i) Section 5.1(s) of the Credit Agreement is hereby amended in its entirety to read as follows:

               (s)  Tax Refunds. On or before the earliest of one hundred twenty
               (120) days after the end of their respective tax years, the Borrower and Guarantors shall file all income tax returns, schedules and other filings with the Internal Revenue Service, Colorado Department of Revenue, Indiana Department of Revenue and the department of revenue or similar agency of all other states in which Borrower and/or any Guarantor is entitled to claim a refund of taxes, to recover the Federal and State tax refunds which the Borrower has advised the Banks in connection with negotiation of the Eighth Amendment that Borrower is entitled to claim and all other Federal and State tax refunds to which the Borrower and Guarantors are, or hereafter may become, entitled (collectively, the "Tax Refunds"). The Borrower shall provide the Agent with copies of all such filings within ten (10) days of the filing thereof. To the extent permitted by law, the Borrower shall, and shall cause the Guarantors, to assign and cause such Tax Refunds to be paid directly to the Agent for the benefit of the Banks. Notwithstanding any other provision of this Agreement to the contrary, any of the Tax Refunds received by Borrower or any Guarantor shall be paid over to Agent for the benefit of the Banks within one (1) business day of the receipt thereof by Borrower or such Guarantor. Immediately upon receipt by the Banks, the Tax Refunds shall be applied as mandatory principal payments on the Term Loan in the inverse order of maturity.

          (j) Article IX of the Credit Agreement is hereby amended in its entirety to read as follows:


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                                   ARTICLE IX

                              ADDITIONAL PROVISIONS

          9.1 Controlling Effect. In the event of any conflict between a provision of Article IX and any other provision of this Agreement, the provisions of Article IX shall control.

          9.2 Interest Payments. The principal balance of the Loans outstanding from time to time shall bear interest and be payable at a variable rate of interest equal to the Prime Rate plus the Applicable Margin. Interest shall be due and payable monthly in arrears on the first day of each month.

          9.3 Revolving Loan Advances During Interim Period. Subject to the Borrower's compliance with the terms of this Agreement, prior to the Revolving Loan Scheduled Maturity Date, Banks shall continue to make Advances under the Revolving Loan during the Interim Period pursuant to the terms and limitations of Article II of this Agreement (as if the Monetary Defaults and Financial Covenants Defaults did not occur) and otherwise in accordance with the terms of this Agreement, except that notwithstanding any provision of this Agreement to the contrary:

          (i) Borrower shall cause the aggregate principal balance of the Revolving Loans outstanding to be not more than one hundred ten percent (110%) of the amount set forth in SCHEDULE 9.3(I), attached hereto, on the fifth day of the month so indicated.

          (ii) Borrower shall not make any Request for Advance and Banks shall not be obligated to fund any Advance which would cause the aggregate outstanding principal balance of the Revolving Loan to exceed the sum of the Borrowing Base or would cause the aggregate outstanding principal balance of the Loans to exceed the sum of the Borrowing Base and the amount equal to ninety percent (90.0%) of Borrower's Unbilled Revenues; and

          (iii) Banks shall have no obligation to make any Advances if any Event of Default or Default, other than those Events of Default and Default waived in the Sixth Amendment, the Seventh Amendment and the Eighth Amendment, shall occur and remain unremedied.

          9.4 Rolling Cash Flow Projections. Within five (5) Business Days of the end of each calendar month, Borrower shall provide to Agent, with a copy for each Bank, a prospective sixteen (16) week cash flow projection in form and detail acceptable to Banks for the sixteen (16) week period commencing with the first week of the month in which such cash flow projection is required to be delivered to Agent ("Rolling Cash Flow Projection").

          9.5 Agent's Fee. Notwithstanding the letter agreement by and between Borrower and Agent dated October 8, 1998, Borrower shall pay to Agent an annual fee equal to twelve and one-half (12.5) basis points (the "Agent's Fee") on the total principal sum of the Term Loan plus the Maximum Revolving Credit Amount as at October 15th of each year. For the purposes of this Agreement, one hundred (100) basis points equal one percent (1.0%).

          9.6 Financial Information and Reporting. In addition to all other financial statements and reports required by the terms of this Agreement during the Interim Period Borrower shall: (a) provide Agent with a Borrowing Base Certificate setting forth each component of the Borrowing Base as of the day prior to any Request for Advance; (b) provide Agent with a Borrowing Base Certificate setting forth each component of the Borrowing Base and an accounts receivable aging report ("A/R Aging"), each as of Friday of each week, such Borrowing Base Certificate to be received by Banks not later than Wednesday of the following week; (c) deliver to Agent such invoices, contracts and other documentation supporting Borrower's computation of the Borrowing Base, as Agent may reasonably request; (d) monthly, by the twenty-fifth day of the following month, a consolidated unaudited balance sheet and income statement prepared in accordance with GAAP, a Borrowing Base Certificate setting forth each component of the Borrowing Base as of the last day of such month, an A/R Aging, an Unbilled Revenues report ("Revenue Report") and contract status report ("Status Report"); (e)


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     effective for the week ending September 15, 2000, initiate and conduct a weekly telephone conference with a representative of Borrower, Borrower's Financial Management Consultant (presently, Starshak & Associates, Inc.), Agent and, at the option of each of the Banks, Banks; (f) effective for the week ending September 15, 2000, initiate and conduct a weekly telephone conference with a representative of Borrower, Borrower's Investment Advisor, Agent and, at the option of each of the Banks, Bank; and (g) on Wednesday of each week, beginning September 13, 2000, a cash flow report for the preceding calendar week comparing actual cash flow results to Borrower's then current Rolling Cash Flow Projection and also comparing Borrower's actual performance to the requirements of Sections 9.3(i), 9.3(ii), 9.13, 9.16(b) and 9.16(c) of this Agreement.

          9.7 Independent Consultant. During the Interim Period, Borrower shall continue to employ a financial management consulting firm ("Financial Management Consultant") acceptable to Banks. Borrower's current Financial Management Consultant, Starshak & Associates, Inc., is acceptable to the Banks.

          9.8 Commitment Extension Fee. Borrower shall pay to Agent, for the ratable benefit of the Banks, a commitment extension fee, payable monthly in advance, in the amount of Eight Thousand Eight Hundred Seventy Dollars ($8,870.00) each, payable on the effective date of the Eighth Amendment and on the first day of each month commencing October 1, 2000 until the Loans have been fully paid and Banks have no further obligation to make any Advance under this Agreement.



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          9.9  Investment Advisor. Borrower has determined that it is in the
     Borrower's best interest to engage an investment advisor to assist Borrower in pursuing a strategic alliance, equity investment, merger or a sale of all or part of Borrower's businesses, capital stock or assets. Borrower has engaged Brean Murray as Borrower's investment advisor ("Investment Advisor"). Subject to execution of a confidentiality agreement by the Agent and the Banks as required by the Investment Advisor and Borrower of other recipients, on or before September 15, 2000, Borrower shall deliver to Agent, with a copy for each of the Banks, the offering circular, book or other presentation material intended for dissemination to prospective strategic partners, investors or purchasers of Borrower's businesses, capital stock or assets and, thereafter, shall within three (3) business days of receipt thereof by Borrower, deliver to Agent, with a copy for each of the Banks, any supplemental materials intended for dissemination to such prospective strategic partners, investors or purchasers.

          9.10 Delivery of Contracts. Upon request of Agent from time to time, Borrower shall within three (3) Business Days of such request deliver to Agent copies of Borrower's and Guarantors' contracts with their respective customers not previously delivered to Agent.

          9.11 Contract Review. The Agent may retain a consultant of its choice to review the Borrower's and Guarantors' contracts at Borrower's expense. Such review shall be in scope and detail satisfactory to the Agent.

          9.12 No Additional Debt. Without the prior written consent of Banks, Borrower and Guarantors shall not create, incur or suffer to exist, or permit any Guarantor to create, incur or suffer to exist, any Debt or capital or operating leases except, (i) Debt hereunder; and (ii) intercompany Debt; and (iii) Debt or capital or operating leases incurred prior to the date of the Sixth Amendment and permitted at the time incurred under the terms of Section 5.2(d) of this Agreement.

          9.13 Capital Expenditures. For the period from September 1, 2000 through October 1, 2001, Capital Expenditures shall not exceed that portion of the amount of Capital Expenditures set forth in SCHEDULE 9.13.

          9.14 Additional Information. Borrower shall: (i) make available for consultation with Agent, in the presence of one or more representatives of Borrower, Borrower's Financial Management Consultant and Investment Advisor in connection with such matters as may affect the Collateral, Borrower's financial condition or the repayment of the Obligations and such other matters as Agent may reasonably request; (ii) provide periodic status reports received from Borrower's Financial Management Consultant and/or Investment Advisor; and (iii) promptly deliver to Agent any letter of intent, written expression of interest or offer received by Borrower or Borrower's Financial Management Consultant or Investment Advisor in connection with Borrower's efforts to achieve a strategic alliance, merger or sale of all or a portion of Borrower's businesses, capital stock or assets, to the extent that such letter, expression or offer is not subject to a confidentiality agreement or non-disclosure provision.

          9.15 Cash Collateral Account. Borrower shall maintain with Agent a cash collateral account, over which Agent alone shall have the power of withdrawal.

          9.16 Additional Events of Default. In addition to the Events of Default set forth in Section 6.1 hereof and notwithstanding any provision of this Agreement to the contrary, each of the following events shall constitute an Event of Default hereunder:

               (a) Failure to Timely Deliver Financial and Other Information. Borrower fails to timely deliver: (i) any contracts required by
          Section 9.10; (ii) a Rolling Cash Flow Projection; (iii) any Borrowing Base Certificate, A/R Aging, Revenue Report or Status Report; or (iv) any other information required to delivered to Agent or Banks pursuant to the terms of this Agreement.


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               (b)  Cash Receipts Shortfall. Borrower's actual cumulative cash receipts (excluding state income tax refunds) for the months ending October 31, 2000 and thereafter are less than eighty-five percent (85.0%) of the amount of the anticipated cumulative cash receipts (excluding state income tax refunds) for such month-end as set forth in SCHEDULE 9.16(b), attached hereto.

               (c) Cash Expenditures. Borrower's actual cumulative cash expenditures (excluding Capital Expenditures) for months ending September 30, 2000 and thereafter shall not exceed Borrower's actual cash receipts, on a cumulative basis, plus any increase in the principal balance of the Revolving Loans and minus any decrease in the principal balance of the Revolving Loans, on a cumulative basis, as set forth on SCHEDULE 9.16(C), attached hereto, for such month-end.

     4. Conditions Precedent. This Amendment shall be effective when each of the following have been satisfied:

          (a) Agent has received the initial installment of the Extension Fee required by Section 9.8 of the Credit Agreement as amended by this Amendment;

          (b) Amendment to Pledge Agreement. Borrower has executed and delivered to Agent an amendment of the Pledge Agreement to include the stock or other ownership interest of Borrower in Infotech Enterprises Ltd. as Collateral; and

          (c) Borrower, each Guarantor, Agent, each Bank and Banc One Leasing has executed this Amendment and Agent has received a counterpart originally executed by each of the foregoing.

     5. Post-Closing Items. On or before September 18, 2000, Borrower and each Guarantor shall have delivered to Agent: (i) resolutions of its board of directors authorizing the execution and delivery of this Amendment and the performance of the obligations of Borrower and each Guarantor hereunder; and
(ii) a certificate of its secretary stating the names of those officers of Borrower and each Guarantor authorized to execute this Amendment, each containing a specimen signature of each such officer. Notwithstanding any provision of this Amendment or the Credit Agreement, as hereby amended, to the contrary, the failure of Borrower or any Guarantor to timely deliver the foregoing shall constitute an Event of Default.

     6. RELEASE OF BANKS, AGENT AND BANC ONE LEASING. BORROWER AND GUARANTORS HEREBY FOREVER RELEASE AND DISCHARGE BANKS, AGENT AND BANC ONE LEASING, FROM, AND HEREBY FOREVER RELINQUISH AND WAIVE, ANY AND ALL DEBTS, DEMANDS, CLAIMS, LIABILITY, SUITS, PROCEEDINGS, EXPENSES, ACTIONS AND CAUSES OF ACTION WHATSOEVER, OF EVERY KIND, NAME AND NATURE, KNOWN AND UNKNOWN, WHETHER OR NOT FOUNDED IN FACT OR IN LAW, AND WHETHER IN LAW OR IN EQUITY OR OTHERWISE, HERETOFORE OR NOW EXISTING OR HEREAFTER ARISING IN ANY MANNER WHATSOEVER ARISING FROM, IN CONNECTION WITH OR WITH RESPECT TO FACTS ARISING BEFORE OR IN EXISTENCE AS OF THE DATE OF EXECUTION OF THIS AMENDMENT, INCLUDING, WITHOUT LIMITATION, ANY LOAN TO BORROWER, ANY REQUEST FOR WAIVER OF ANY COVENANT OR CONDITION OF THE CREDIT AGREEMENT, ANY GUARANTY OR GUARANTEE OF GUARANTORS, ANY COLLATERAL GRANTED TO BANKS OR AGENT TO SECURE ANY OBLIGATION OF ANY OF BORROWER OR GUARANTORS TO BANKS OR AGENT, ANY NEGOTIATIONS BETWEEN BANKS OR AGENT AND THE BORROWER OR ANY GUARANTOR WITH RESPECT TO ANY OF THE FOREGOING, THE LEASE COMMITMENT, THE LEASES, ANY FAILURE TO FUND ANY LEASE, ANY NEGOTIATIONS BETWEEN BANC ONE LEASING AND THE BORROWER OR ANY GUARANTOR OR ANY OTHER MATTER INVOLVING BORROWER, GUARANTORS OR ANY OF THEM, AND ANY OTHER ACT, ACTION, DECISION, INACTION, REFUSAL TO ACT, FORBEARANCE OR OMISSION OF BANKS, AGENT, BANC ONE LEASING OR ANY OFFICER, DIRECTOR, EMPLOYEE, ATTORNEY OR OTHER AGENT OF BANKS, AGENT OR BANC ONE LEASING OR ANY OTHER MEMBER OF THE BANK/AGENT GROUP. WITHOUT IN ANY MANNER LIMITING THE SCOPE OF THE RELEASE CONTAINED IN THIS SECTION 6, BORROWER AND GUARANTORS EXPRESSLY AGREE THAT THEY HAVE CONSULTED, OR HAD ANY OPPORTUNITY TO CONSULT, WITH LEGAL COUNSEL WITH RESPECT TO THE RELEASE CONTAINED IN THIS

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
AMENDMENT, THEY UNDERSTAND THAT THIS AMENDMENT CONTAINS A RELEASE OF THE BROADEST POSSIBLE NATURE AND RESULTS IN THE RELEASE OF THOSE CLAIMS KNOWN TO THE PARTIES AND THOSE CLAIMS WHICH ARE NOT KNOWN TO THE PARTIES AND, FURTHERMORE, THAT THE RELEASE HEREBY GIVEN IS GIVEN IN EACH AND EVERY CAPACITY WHICH THE PARTY HOLDS AND RELEASES NOT ONLY THOSE CLAIMS WHICH THE PARTY MIGHT HAVE BROUGHT DIRECTLY PRIOR TO THE EXECUTION OF THIS AMENDMENT BUT ALSO THOSE CLAIMS WHICH MAY HAVE BEEN BROUGHT INDIRECTLY OR DERIVATIVELY BY BORROWER OR GUARANTORS. BORROWER AND EACH OF THE GUARANTORS SHALL BE DEEMED TO HAVE RELEASED, RELINQUISHED, WAIVED AND DISCHARGED EACH AND EVERY CLAIM ANY OF THEM MAY HAVE WHETHER NOW EXISTING OR HEREAFTER ARISING TO THE FULLEST EXTENT POSSIBLE AS HEREINBEFORE PROVIDED. BORROWER AND GUARANTORS ACKNOWLEDGE THAT THE PROVISIONS OF THIS SECTION 6 ARE A MATERIAL INDUCEMENT FOR THE BANKS AND AGENT TO ENTER INTO THIS AMENDMENT. For the purposes of this Section 6, Banks and Agent shall mean Bank One, Colorado, N.A., Bank One, Indiana, N.A., KeyBank National Association, National City Bank of Indiana, National City Bank, Indiana, The Fifth Third Bank of Central Indiana and their predecessors-in-interest, the parent company of any of them, all other affiliates of Banks and Agent and all subsidiaries, direct or indirect, of Banks, Agent and any other member of the Bank/Agent Group (as hereinafter defined). For the purposes of this Section 6, Banc One Leasing shall mean Banc One Leasing Corporation, any predecessor-in-interest, its parent company and all other affiliates of Banc One Leasing Corporation and all subsidiaries, direct or indirect, of Bank One Leasing Corporation and any other member of the Bank/Agent Group. For the purposes of this Section 6, Bank/Agent Group shall mean Banks, Agent, Banc One Leasing, the parent company of any of them, all other affiliates of any of them and all subsidiaries, direct or indirect, of Banks, Agent, Banc One Leasing and any other member of the Bank/Agent Group and all officers, directors, employees, attorneys and other agents of Banks, Agent, Banc One Leasing and all other members of the Bank/Agent Group.

     7. Further Agreements/No Course of Dealing Established. Borrower and Guarantors, jointly and severally, hereby acknowledge and agree that:

          (a) Except as expressly set forth herein, this Amendment does not constitute, and no agreement, compromise or settlement of any kind has been reached between Banc One Leasing, Banks and Borrower or any Guarantor regarding, a reinstatement, restructuring or modification of the Obligations, any obligation of Borrower or any Guarantor under or with respect to the Master Lease and the Leases or any portion thereof or of any of the Loan Instruments, the Master Lease or any of the Leases and no such agreement shall exist or be deemed to exist unless and until all parties thereto execute and deliver complete documentation setting forth the terms of any such reinstatement, restructuring or modification;



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


          (b) Banc One Leasing and Banks are not obligated to reach any further agreement concerning the reinstatement, restructure or modification of the Obligations, any obligation under or with respect to the Master Lease and the Leases or any of the Loan Instruments, the Master Lease or any of the Leases; and

          (c) Neither this Amendment, nor any action taken or forbearance by Banc One Leasing and the Banks pursuant to this Amendment, shall impair, prejudice, or in any other manner affect the rights of Banc One Leasing, Agent or Banks in and to any of the Collateral or any property leased from Banc One Leasing by Borrower or any Guarantor (including, without limitation, any proceeds thereof) or establish or be deemed to establish any precedent or course of dealing with respect to any of the Obligations, any obligations under the Master Lease and the Leases or any Collateral or leased property.

     8. Substitution of Exhibit. Exhibit A-1 attached to this Amendment shall be substituted in lieu of Exhibit A-1 of the Credit Agreement.

     9. Consent of Guarantor. Each of the Guarantors hereby expressly consent to the execution and delivery of this Amendment by each of the parties to this Amendment, including Banks and Banc One Leasing, and to the performance by Borrower, Guarantors, Agent, Banks and Banc One Leasing pursuant to this Amendment and agrees that neither the provisions of this Amendment nor any action taken or not taken in accordance with the terms of this Amendment shall constitute a termination, extinguishment, release or discharge of any of the Obligations or the liability of the Borrower with respect thereto or the obligations of any Guarantor or provide a defense, setoff or counterclaim to the Borrower or any Guarantor with respect to any of the Obligations under the Credit Agreement, any Guarantee in favor of Agents or Banks, as applicable, or any Lease now existing or hereafter arising.

     10. Survival/No Third Party Beneficiaries. All of the acknowledgments, representations, warranties, covenants and agreements of the Borrower and each of the Guarantors shall survive and continue in full force and effect from and after the closing of this Amendment. There are no third party beneficiaries of or to this Amendment.

     11. No Joint Venture. Borrower and Guarantors acknowledge that the relationship between Borrower and Guarantors, on the one hand, and Agent, Banks and Banc One Leasing, on the other, is strictly that of "debtor/creditor", and that this Amendment shall not be construed as creating a partnership, joint venture or co-venture between them. Borrower and Guarantors acknowledge and agree that neither Agent, any of the Banks nor Banc One Leasing is a fiduciary with respect to them, or the creditors or equity security holders of Borrower or Guarantors.

     12. Counterparts. This Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

     13. Entire Agreement. This Amendment embodies the entire agreement and understanding between Borrower, Guarantors, Agent, Banks and Banc One Leasing with respect to the subject matter hereof, and supersedes all prior agreements and understandings relating to its subject matter. This Amendment may not be amended or in any manner modified unless such amendment or modification is in writing and signed by all of the parties hereto.

     14. Ratification. Borrower and each Guarantor hereby ratifies and confirms its Obligations under the Credit Agreement and the other Loan Instruments, as amended hereby, and the liens and security interests created thereby, and acknowledges that it has no defenses, claims or setoffs to the enforcement by Agent or Banks of Borrower's and/or Guarantors' Obligations under the Credit Agreement and the other Loan Instruments, as amended hereby.

     15. Continued Effectiveness. The Credit Agreement and the Loan Instruments shall be amended only to the extent provided herein and shall remain in full force and effect in accordance with their respective terms, as hereby amended.

     16. Expenses. Borrower agrees to pay or reimburse on demand all reasonable costs and expenses of the Agent, including, without limitation, legal fees, incurred in connection with the preparation, execution, delivery, interpretation or enforcement of this Amendment and the other agreements, documents and instruments provided for herein and/or the interpretation or enforcement of the Credit Agreement or any of the other Loan Instruments and/or any rights and/or remedies of Agent and/or Banks under the Credit Agreement, this Amendment or any of the other Loan Instruments.

     17. Applicable Law. This Amendment shall be governed by and construed in accordance with the substantive law of the State of Indiana notwithstanding the fact that the conflict of law provisions of Indiana law may require the application of the substantive law of another jurisdiction.

     IN WITNESS WHEREOF, the parties have executed this Amendment.

                                    ANALYTICAL SURVEYS, INC., as Borrower


                                    By:
                                        Norman Rokosh, Chief Executive Officer


                                    MSE CORPORATION, as Guarantor and lease
                                    guarantor


                                    By:
                                        Norman Rokosh, Chief Executive Officer



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


                                    ASI LANDMARK, INC., as Guarantor and lease guarantor


                                    By:
                                        Norman Rokosh, Chief Executive Officer


                                    ASI OF PUERTO RICO, INC., as Guarantor


                                    By:
                                        Norman Rokosh, Chief Executive Officer


                                    MSE HOLDING COMPANY, as Guarantor


                                    By:
                                        Norman Rokosh, Chief Executive Officer


                                    MSE LLC, as Guarantor


                                    By:
                                        Norman Rokosh, Chief Executive Officer


                                    CARTOTECH, INC., as lease guarantor


                                    By:
                                        Norman Rokosh, Chief Executive Officer

                                    INTELLIGRAPHICS INTERNATIONAL, INC., also known as ASI TECHNOLOGIES (INTELLIGRAPHICS), as lease guarantor


                                    By:
                                        Norman Rokosh, Chief Executive Officer


                                    SURVEY HOLDINGS, INC., as Guarantor and
                                    lease guarantor


                                    By:
                                        Norman Rokosh, Chief Executive Officer


                                    BANK ONE, COLORADO, N.A., as Agent and Bank


                                    By:
                                        Richard M. Hixson, Officer




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


                                    KEYBANK NATIONAL ASSOCIATION, as Bank


                                    By:

                                             Printed Name and Title


                                    THE FIFTH THIRD BANK OF CENTRAL INDIANA, as
                                    Bank


                                    By:

                                             Printed Name and Title


                                    NATIONAL CITY BANK OF INDIANA, as Bank


                                    By:

                                             Printed Name and Title


                                    BANC ONE LEASING CORPORATION


                                    By:
                                        Michael B. Anthony, Special Assets
                                        Officer




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